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     This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into this 21st day of July, 1998 by and among THERMOVIEW INDUSTRIES, INC. (the "Buyer"), a Delaware corporation, NUVIEW INDUSTRIES, INC. (the "Seller"), a Missouri corporation, and DOUGLAS E. MILES, an individual residing in St. Louis, Missouri and the sole shareholders of the Seller ("Miles").

                               PRELIMINARY STATEMENTS:

     The Seller is engaged in the business of designing, selling and installing custom vinyl new and replacement thermal paned windows for the existing home market (the "Business");

     The Seller desires to sell or otherwise transfer certain of its assets and the Business; and

     The Buyer desires to purchase the Business through ThermoView of Missouri, Inc., a Missouri corporation and wholly-owned subsidiary of the Buyer (the "Subsidiary").

     In consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                       ARTICLE I.  PURCHASE AND SALE OF ASSETS


     SECTION 1.1  TRANSFER OF ASSETS.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined) the Seller shall transfer to the Buyer, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions whatsoever (collectively, "Claims"), all of the assets, properties and rights owned by the Seller or in which the Seller has any right or interest of every type and description, real, personal and mixed, tangible and intangible, confirmed or contingent (other than the Excluded Assets as hereinafter defined), including, without limitation, business agreements, property, the Accounts Receivable (as defined in Section 2.30), goodwill, supplier lists, customer lists, prepaid insurance, licenses and permits, processes, service marks, know-how, show-how, trade secrets, software (including, without limitation, documentation and related source and object codes), licenses thereto, computers and computer equipment, files and other records, systems and processes, security deposits, contracts, arrangements and understandings, oral and written, formal and informal, for work to be performed and/or services to be provided, real estate and interests therein, leasehold and other improvements, machines, machinery, equipment, furniture, fixtures, supplies, all rights and claims under insurance policies and other contracts of whatever nature, all causes of action, claims and demands of every nature relating to the Assumed Liabilities, Contracts and Leases (as hereinafter defined), the right to use the name

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"NuView" or any derivative thereof, and all other assets, properties and rights of every kind and nature owned by the Seller, whether or not specifically referred to in this Agreement (collectively, the "Transferred Assets"), all with the intention that the Business shall be transferred to the Buyer as a going concern.

          (b) Notwithstanding any provision of this Agreement to the contrary, there shall be excluded from the Transferred Assets and retained by the Seller the following assets (the "Excluded Assets"): (i) all cash on hand and in banks (including all uncollected items); (ii) all other claims for services provided to customers prior to the Effective Time; and (iii) all contracts, arrangements and understandings which are not capable of being transferred or assigned without the approval or consent of any party thereto other than the Seller if such approval or consent has not been obtained, subject, however, to Sections 1.3 and 5.1 herein.

          (c) The Seller shall transfer the Transferred Assets to the Buyer pursuant to a Bill of Sale in substantially the form of EXHIBIT A, an Assignment and Assumption Agreement in substantially the form of EXHIBIT B, a Sublease Agreement in substantially the form of EXHIBIT C, and such other documents and instruments as the Buyer or its counsel may reasonably request.

          (d) At any time and from time to time after the Closing Date, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to the Transferred Assets.

     SECTION 1.2 CONSIDERATION FOR THE TRANSFERRED ASSETS. In consideration for the transfer of the Transferred Assets, upon the terms and subject to the conditions set forth in this Agreement, the Buyer shall assume the Assumed Liabilities pursuant to Section 1.3 hereof and shall make payments as follows:

          (a) CLOSING PAYMENT. An initial payment of One Million One Hundred Fifty Thousand Dollars ($1,150,000.00) shall be delivered to the Seller in cash on the Closing Date (defined below) by certified check;

          (b) EARN OUT. Post closing earn out payments shall be paid if earned as set forth on SCHEDULE 1.2(B) hereto.

     SECTION 1.3 ASSUMPTION OF LIABILITIES. The only obligations and liabilities to be assumed by the Buyer in connection with its acquisition of the Transferred Assets (the "Assumed Liabilities") are the obligations and liabilities specifically listed on SCHEDULE 1.3 and obligations and liabilities arising from the operation of the Business after the Effective Date, including obligations under executory contracts listed on SCHEDULE 1.3 arising from the operation of the Business after the Effective Date (provided such contracts are not in default

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and are assigned in writing by the Seller with the written consent of the other party or parties thereto, if necessary, and are delivered to the Buyer on or prior to the Effective Date).

     The Buyer shall assume such obligations and liabilities pursuant to the Assignment and Assumption Agreement substantially in the form of EXHIBIT B and the Sublease Agreement substantially in the form of EXHIBIT C. The Seller shall remain liable for the payment of all other liabilities and obligations which accrue prior or subsequent to the Effective Date. Except for the Assumed Liabilities in the amount and to the extent provided in this Section 1.3, the Buyer shall not assume or be responsible for any other liabilities or obligations which relate in any manner to the operation of the Business prior to the Effective Date, and the Seller shall indemnify, defend, and hold the Buyer harmless from all of such obligations and liabilities as set forth in
Section 9.2 below. Operating expenses, including without limitation rent payable under real estate and equipment leases, staff commissions, unpaid vacation and holiday pay and rebates to customers for which bills are received or payment became due after the Effective Date with respect to periods both prior to and after the Effective Date will be allocated to each of the Seller and the Buyer on a pro-rata basis according to the ratio of pre-Effective Time days to post-Effective Time days; promptly upon receipt of notice from the Buyer of amounts so allocated to the Seller, the Seller shall remit full payment therefor to the Buyer.

     SECTION 1.4 ALLOCATION OF PURCHASE PRICE. The considerations paid and the liabilities assumed by the Buyer pursuant to Sections 1.2 and 1.3 above shall be allocated among the Transferred Assets purchased hereunder as set forth on
SCHEDULE 1.4 attached hereto. The Seller and the Buyer each hereby covenant and agree that neither of them will take a position on any income tax return, before any governmental agency, or in any judicial proceeding that is in any way inconsistent with the allocation set forth on SCHEDULE 1.4. Each party shall duly and timely file Form 8594 with its appropriate tax returns.

     SECTION 1.5  NET CURRENT ASSETS.  As soon as practicable but within thirty
(30) days after the Closing Date, the Seller, at its expense, shall cause Connor Ash P.C., an independent accounting firm, to prepare a balance sheet of the Seller immediately prior to the Effective Time (the "Effective Time Balance Sheet") setting forth the net current assets of the Seller using accrual accounting and in conformance with generally accepted accounting principles (the "Net Current Assets"). A copy of the Effective Time Balance Sheet shall be promptly furnished to the Buyer. If the Buyer disagrees with the Net Current Assets, the Buyer shall engage Coopers & Lybrand, an independent public accounting firm, at its expense, to audit the Effective Time Balance Sheet and deliver a certified written report to the Seller confirming the Net Current Assets ("Audited Net Current Assets"). If the Seller fails to notify the Buyer within fifteen (15) days after receiving the Coopers & Lybrand report, such report shall be deemed accepted for purposes of calculating Net Current Assets. If the Seller should so notify the Buyer of a dispute concerning Audited Net Current Assets, the Buyer shall then engage another big-six independent accounting firm that is mutually acceptable to the Buyer and the Seller to resolve such dispute and such firm shall notify the Buyer and the Seller of its resolution of such dispute within two weeks of its engagement by

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the Buyer.  The cost of services provided by such big-six accounting firm shall be borne equally by the Buyer on one hand and the Seller on the other. Any such resolution shall be final and binding on all parties hereto for the purposes of calculating Net Current Assets. In the event the amount of Net Current Assets is less than $50,000, the Seller shall pay such deficit amount to the Buyer on a dollar-for-dollar basis within thirty (30) days following the later of its determination of the Net Current Assets, the Buyer's audit or the resolution of any dispute by such big-six accounting firm. In the event the amount of the Net Current Assets is greater than $50,000, the Buyer shall pay such excess amount on a dollar-for-dollar basis to the Seller within thirty (30) days following the later of either Connor Ash P.C.'s determination of the Net Current Assets or the determination of Audited Net Current Assets. For purposes of this Section 1.5, "Net Current Assets" shall mean the current assets of the Seller at the Effective Time determined in accordance with generally accepted accounting principles applied on a consistent basis. Net current assets shall be calculated by subtracting the book value of all of the current liabilities of the Seller from the book value of all current tangible assets of the Seller.

              ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to the Buyer as follows:

     SECTION 2.1 ORGANIZATION AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The nature of the Business or the Transferred Assets does not require the Seller to be licensed or qualified in any other jurisdiction. The Seller has made available to the Buyer complete and correct copies of the Articles of Incorporation and By-laws of the Seller as currently in effect.

     SECTION 2.2 CORPORATE POWER AND AUTHORITY. The Seller has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, including the right to use the corporate name "NuView Industries." The Seller (a) has the corporate power and authority to execute, deliver and perform this Agreement and the Exhibits and to deliver the Schedules hereto and the other documents and instruments contemplated hereby (collectively this Agreement, the Exhibits and Schedules hereto, and the other documents and instruments contemplated hereby shall constitute the "Documents") and to consummate the transactions contemplated hereby and thereby and (b) has taken all necessary corporate and shareholder action to authorize and approve the execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Documents have been duly and validly executed and delivered by the Seller and constitute valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

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     SECTION 2.3  VALIDITY, ETC.  Except as set forth on SCHEDULE 2.3, neither the execution and delivery of this Agreement or the other Documents, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement or the other Documents and such other agreements in compliance with the terms and conditions hereof and thereof by the Seller will (i) violate, conflict with or result in any breach of any trust agreement, Articles of Incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Seller, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Seller or increase or otherwise affect the obligations of the Seller under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Seller or to the Seller's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or (iv) result in the creation of any Claim upon the Transferred Assets.

     SECTION 2.4 SUBSIDIARIES AND INVESTMENTS. The Seller has no subsidiaries and does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

     SECTION 2.5 BOOKS AND RECORDS. The minute books of the Seller, which have been and will be made available to the Buyer and its representatives, contain accurate records of all meetings of and corporate actions or written consents by the shareholders and Board of Directors of the Seller set forth in such minute books.

     SECTION 2.6 FINANCIAL STATEMENTS. The Seller has previously furnished to the Buyer, and attached hereto as SCHEDULE 2.6 are, the compiled balance sheet of the Seller as at December 31, 1997, the related compiled income statement for the fiscal year and three months ended December 31, 1997, and the unaudited balance sheet (the "Balance Sheet") of the Seller as at June 8, 1998 (the "Balance Sheet Date") and the related unaudited income statement for the five months and eight days then ended. Except as set forth on SCHEDULE 2.6 hereto, all such financial statements (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and were prepared from the books and records of the Seller. Such books and records are complete and correct in all material respects, accurately reflect all transactions of the business of the Seller, and have been made available to the Buyer for examination. The Financial Statements fairly present the financial position of the Seller as of the dates thereof and the results of its operations and cash flows for the periods ended on the dates thereof. The Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by GAAP. Since the Balance Sheet Date, (i) there has been no change in the assets, liabilities or financial condition of the Seller from that reflected in the Balance Sheet except for changes in the ordinary course of business

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consistent with past practice and which have not been materially adverse, and
(ii) none of the business, prospects, financial condition, operations, property or affairs of the Seller has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Seller has disclosed to the Buyer all material facts relating to the preparation of the Financial Statements.

     SECTION 2.7  ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) Except as and to the extent of the amounts specifically reflected or reserved against in the Balance Sheet, or except as set forth on
SCHEDULE 2.7, the Seller has no liabilities or obligations of any nature whatsoever due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice. The Seller does not know of, and has no reason to know of, any basis for the assertion against the Seller of any liability or obligation not fully reflected or reserved against in the Balance Sheet.

          (b) The Seller is not bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on the business or prospects of the Seller.

     SECTION 2.8  EMPLOYMENT AND LABOR MATTERS.

          (a) SCHEDULE 2.8 lists all non-temporary employees and officers of the Seller on the date hereof, along with the amount of the current annual salaries and total compensation paid or due for services to each non-temporary employee or officer for the most recent fiscal year end and the year to date, and a full and complete description of any commitments to such non-temporary employees and officers with respect to compensation payable thereafter. To the best knowledge of the Seller, no key employee or group of employees has any plans to terminate employment with the Seller.

          (b) The Seller is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and the Seller has no knowledge of any attempt to organize the Seller's employees by any Person, unit or group seeking to act as their bargaining agent. There are no pending or, to the best knowledge of the Seller, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Seller. No union representation election relating to employees of the Seller has been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of the Seller's employment policies or practices by any governmental agency or authority pending or threatened. The Seller is not currently, nor has it been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees

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of the Seller.  The Seller has not experienced any material work stoppages, and to the best knowledge of the Seller, no work stoppage is planned.

     SECTION 2.9  REAL PROPERTY.  The Seller owns no real property.

     SECTION 2.10 POWERS OF ATTORNEY; ABSENCE OF LIMITATIONS ON COMPETITION; GUARANTEES. Except as set forth in SCHEDULE 2.10, (i) no power of attorney or similar authorization given by the Seller presently is in effect or outstanding;
(ii) no contract or agreement to which the Seller is a party or is bound or to which the Seller's properties or assets are subject limits the freedom of the Seller to compete in any line of business or with any Person; and (iii) the Seller is not a party to or bound by any guarantee of any debt or obligation of any other Person.

     SECTION 2.11 SIGNIFICANT SUPPLIERS. Set forth on SCHEDULE 2.11 is a true and correct list of Seller's ten largest suppliers for the most recent twelve
(12) month period ending December 31, 1997 and for the four (4) month period ending April 30, 1998, together with the amount attributable to such suppliers expressed in dollars and as a percentage of total supplies purchased. None of the suppliers identified on SCHEDULE 2.11 has terminated, materially reduced or threatened to terminate or materially reduce its supplies to Seller during the period covered by such schedule.

     SECTION 2.12 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Seller of this Agreement.

     SECTION 2.13 ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS. During the period from the Balance Sheet Date to and including the date of this Agreement, except as set forth on SCHEDULE 2.13, the Seller has not (i) borrowed or agreed to borrow any material amount of funds or incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), or guaranteed or agreed to guarantee any obligations of others, (ii) canceled any indebtedness owing to it or any claims that it might have possessed, waived any material rights of substantial value or sold, leased, encumbered, transferred or otherwise disposed of, or agreed to sell, lease, encumber, or otherwise dispose of its assets or permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind,
(iii) made any capital expenditure or commitment therefor, (iv) increased its indebtedness for borrowed money or made any loan to any Person, (v) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, (vi) made any material change in any method of accounting or auditing practice, (vii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner, or (viii) agreed, whether or not in writing, to do any of the foregoing.

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     SECTION 2.14  CERTAIN PRACTICES.  None of the Seller, the Seller's
directors or officers, or to the best knowledge of the Seller, the Seller's employees have, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Seller or any subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     SECTION 2.15 COMPLIANCE WITH LAW; LICENSES AND PERMITS. Except as set forth on SCHEDULE 2.15, the Seller has complied in all material respects with all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. Except as set forth on SCHEDULE 2.15, there is no existing law, rule, regulation or order, and the Seller is not aware of any proposed law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict the Buyer from, or otherwise materially adversely affect the Buyer in, conducting the Business in the manner heretofore conducted by the Seller in any jurisdiction in which the Business is now conducted. The Seller possesses all franchises, permits, licenses, certificates and consents required from any governmental or regulatory authority in order for the Seller to carry on its business as currently conducted and to own and operate its properties and assets as now owned and operated and all of such licenses and permits are set forth on
SCHEDULE 2.15.

     SECTION 2.16  EMPLOYEE BENEFITS.

          (a) Set forth on SCHEDULE 2.16 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements pursuant to which the Seller or its ERISA Affiliates provides (directly or indirectly, individually or jointly through others) benefits or compensation to or on behalf of employees or independent contractors or former employees or former independent contractors of the Seller or its ERISA Affiliates, whether formal or informal, whether or not written ("Employee Plan"). Except as set forth on SCHEDULE 2.16, the Buyer shall not have any obligation or liability of any kind or nature for any compensation or benefits of any kind or nature to the employees or consultants of the Seller for services rendered prior to the Effective Date.

          (b) Each Employee Plan covering any present or former employee of the Seller which is subject to the continuation health coverage requirements of
Section 4980B of

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the Code or Section 601 of ERISA or any applicable state law has complied with all such requirements for continuation coverage.

          (c) There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against or with respect to any Employee Plan or the assets of any Employee Plan.

          (d) Each Employee Plan (and the related trust or funding vehicle, if any) has been administered and maintained in accordance with its terms and with applicable law. Except as set forth on SCHEDULE 2.16(d), each Employee Plan which is intended to be qualified under Section 401 of the Code and each amendment to such plan is subject to a favorable determination letter from the Internal Revenue Service ("IRS") and each such plan has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code. The assets of each Employee Plan which is not funded through the general assets of the Seller are at least equal to the liabilities under such Employee Plan, and all assets of each Employee Plan are shown on the books and records of such Employee Plan at fair market value. No Employee Plan has unfunded liabilities that as of the Effective Time are not accurately and fully reflected on the Seller's Balance Sheet.

          (e) Neither the Seller nor any of its ERISA Affiliates is or has been a participant in, or is or has been obligated to maintain or to make contributions to, a multi-employer plan (within the meaning of ERISA Section 3(37) and ERISA Section 4001(a)(3)) or an Employee Plan which is subject to Title IV of ERISA. Neither the Seller nor any ERISA Affiliate has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)). The Seller is not obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits to or on behalf of any persons whatsoever (except the benefits pursuant to the continuation health coverage requirements under Section 4980B of the Code, ERISA Section 601, or applicable state law).

          (f) Neither the Seller nor its ERISA Affiliates is subject to and, to the best knowledge of the Seller, no facts exist which could subject the Seller or any of its ERISA Affiliates to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefit payments or related claims, any liability for any tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA. No reportable event under Section 4043 of ERISA has occurred or, to the best knowledge of the Seller, will occur with respect to such Employee Plan.

          (g) Termination of or withdrawal from any Employee Plan immediately after the Effective Time would not subject the Buyer to any liability, tax or penalty whatsoever.

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          (h)   The execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under the Employee Plans, including any obligation to make any payment which would not be deductible as an excess golden parachute payment under Section 280G of the Code.

          (i) All contributions to or under each Employee Plan and all expenses of each Employee Plan are fully deductible for income tax purposes for the taxable year for which such contributions are made or such expenses are paid. All contributions to or under each Employee Plan have been made when due under the terms of such Employee Plan in accordance with applicable law.

          (j) For purposes of this Section 2.16, the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the term "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Seller is treated as a single employer under Section 414(b), (c), (m), (o) or (t) of the Code.

     SECTION 2.17 FIXED ASSETS. SCHEDULE 2.17 contains a true and complete list of all of the Transferred Assets which are fixed assets with a net book value of greater than $1,000.00, whether owned or leased. Except as shown on
SCHEDULE 2.17, the Seller has good and marketable title to all of its fixed assets, free and clear of all claims, liens, mortgages, charges and encumbrances except as disclosed in the Balance Sheet. All of the Seller's fixed assets, whether owned or leased, are adequate and usable for the purposes for which they are currently used, are in good operating condition and repair and have been properly maintained.

     SECTION 2.18 INSURANCE. The Seller is, and will be through the Effective Date, insured with insurers in respect of its properties, assets and businesses as set forth on the attached SCHEDULE 2.18. SCHEDULE 2.18 lists the insurance coverage carried by the Seller, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Date. Except as set forth on SCHEDULE 2.18, the Seller (i) has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion,
(ii) has not received notice of cancellation or non-renewal of any such policy or binder, (iii) is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has not received notice of any insurance premium which will be materially increased in the future, and (v) is not aware of any insurance premium which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

     SECTION 2.19 OUTSTANDING CONTRACTS. SCHEDULE 2.19 sets forth a description of all existing contracts, agreements, leases, commitments, licenses and franchises, which involve obligations or commitments by the Seller of $10,000 or more and are not cancelable by the Seller without penalty within 30 days (collectively "Contracts"), whether written or oral,

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relating to the Seller.  The Seller has delivered or made available to the
Buyer true, correct and complete copies of all of the Contracts specified on
SCHEDULE 2.19 which are in writing, and such schedule sets forth a complete description of all Contracts which are not in writing. All of the Contracts are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.19, the Seller and, to the best knowledge of the Seller, each other party thereto has materially performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Contracts. The Seller has no present expectation or intention of not fully performing all its obligations under each of the Contracts, and the Seller has no knowledge of any breach or anticipated breach by the other party to any of the Contracts to which the Seller is a party. Except as set forth on SCHEDULE 2.19, none of the Contracts has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Seller is not aware of any intention or right of any party to declare another party to any of the Contracts to be in default. Except as set forth on SCHEDULE 2.19, there exists no actual or, to the best knowledge of the Seller, threatened termination, cancellation or limitation of the business relationship of the Seller by any party to any of the Contracts.

     SECTION 2.20 OUTSTANDING LEASES. SCHEDULE 2.20 sets forth a description of each agreement by which the Seller leases each parcel of real property (the "Leased Parcels") used in connection with the Business (collectively, the "Leases"). The Seller has delivered or made available to the Buyer true, correct and complete copies of all of the Leases specified on SCHEDULE 2.20.
All rents due under the Leases have been paid. All of the Leases are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.20, the Seller and to the best knowledge of the Seller, each other party thereto has performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Leases. The Seller has no present expectation or intention of not fully performing all its obligations under each of the Leases, and the Seller has no knowledge of any breach or anticipated breach by the other party to any of the Leases. Except as set forth on SCHEDULE 2.20, none of the Leases has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Seller is not aware of any intention or right of any party to declare another party to any of the Leases to be in default. There exists no actual or, to the best knowledge of the Seller, threatened termination, cancellation or limitation of the business relationship of the Seller with any party to any of the Leases.

     SECTION 2.21 INTELLECTUAL PROPERTIES. SCHEDULE 2.21 contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, trade secrets or other confidential proprietary information owned or used by the Seller in the operation of the Business (collectively the "Intellectual Property"). Except as set forth on
SCHEDULE 2.21 and except for commercial software licensed for use on personal computers, the Seller owns the entire right, title and interest in and to the Intellectual Property, trade secrets and technology used in the operation of its business and each item constituting part of the Intellectual Property and trade secrets and technology which is owned by the Seller has been, to the extent indicated in SCHEDULE 2.21, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark office or such other government entities, domestic or foreign, as are indicated in SCHEDULE
2.21 and such registrations, filings and issuances remain in full force and effect. There have been and are no pending or, to the best knowledge of the Seller, threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property. There is, to the best knowledge of the Seller, no reasonable basis upon which a claim may be asserted against the Seller for infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, service mark registrations or applications, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information. To the best knowledge of the Seller, no Person is infringing the Intellectual Property.

     SECTION 2.22 PROPRIETARY INFORMATION OF THIRD PARTIES. Except as disclosed on SCHEDULE 2.22, no third party has claimed or, to the best knowledge of the Seller, has reason to claim that any Person employed by or consulting with the Seller ("Related Person") has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Seller which suggests that such a claim might be contemplated. Except as disclosed on SCHEDULE 2.22, to the best knowledge of the Seller, no Related Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no Related Person has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any service of the Seller, and the Seller has no reason to believe there will be any such employment or violation.

     SECTION 2.23 TRANSACTIONS WITH AFFILIATES. No director, officer or shareholder of the Seller, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a beneficial interest greater than 5% or is an officer, director, trustee, partner or holder of any equity interest greater than 5%, is a party to any transaction with the Seller, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

     SECTION 2.24 TAXES. The Seller has timely filed a valid election to be treated as an S corporation in accordance with the provisions of Section 1361 of the Code, effective for its tax year ended December 31, 1995 and has qualified and continues to qualify as an S corporation for all years and periods thereafter through and including the close of business on the Closing Date. The Seller is not and has not been subject to the built-in gains tax under Section 1374 of the Code or to the tax on passive income under Section 1375 of the Code.
SCHEDULE 2.24 lists all the states and localities with respect to which the Seller is required to file any corporate, income and/or franchise tax returns and sets forth whether the Seller is treated as the equivalent of an S corporation by or with respect to each such state and/or locality. Except as set forth on SCHEDULE 2.24, all federal, state, local and foreign tax returns and tax reports required to be filed by the Seller on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, excise, license, value added, fuel, employees' income withholding and social security taxes) which have become due or payable or are required to be collected by the Seller or are otherwise attributable to any periods ending on or before the Closing Date and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full or adequately reflected on the Balance Sheet or the Seller's books and records in accordance with generally accepted accounting principles on or prior to the Closing Date. Except as set forth on SCHEDULE 2.24, all deposits required by law to be made by the Seller with respect to employees' withholding taxes have been duly made, and as of the Closing Date all such deposits due will have been made. The Seller has delivered to the Buyer true and complete copies of all of the Seller's federal and state income tax returns for the fiscal periods ended December 31, 1997, 1996 and 1995 and all reports and results of income tax audits, if any, related thereto. Except as set forth on SCHEDULE 2.24, no examination of any tax return of the Seller is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such tax return.

     SECTION 2.25 LITIGATION. Except as set forth on SCHEDULE 2.25, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of the Seller, threatened against or affecting the Seller (whether or not such Seller is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign,
(ii) arbitration proceeding pending relating to the Seller or (iii) governmental inquiry pending or threatened against or involving the Seller, and there is no basis for any of the foregoing. The Seller has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of the Seller. There are no outstanding orders, writs, judgments, injunctions or decrees served upon the Seller by any court, governmental agency or arbitration tribunal against the Seller. There are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Seller or the transactions contemplated hereby.
The Seller is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on SCHEDULE
2.25, there is no action or suit by the Seller pending or threatened against others.

     SECTION 2.26  ENVIRONMENTAL MATTERS.

          (a) COMPLIANCE. The Seller and all Leased Parcels are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities with respect to all environmental statutes, rules and regulations. Except as set forth on
SCHEDULE 2.26, the Seller has not received notice of, nor does the Seller have knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Seller or the Seller's predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance with, or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. As used in this Section 2.26, the term "Substance" or "Substances" shall mean any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the Leased Parcels has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any corresponding list by any state or local authorities.

          (b) ENVIRONMENTAL SUBSTANCE LIABILITY. No event has occurred or condition exists or operating practice is being employed that could give rise to liability on the part of the Seller, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following (collectively the "Hazardous Activities"):

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

                (1) the handling, storage, use, transportation or disposal of any Substances in or near or from the Leased Parcels;

                (2) the handling, storage, use, transportation or disposal of any Substances by the Seller or its predecessors which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Seller or its predecessors;

                (3) any intentional or unintentional emission, discharge or release of any Substances in or near or from facilities into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities by or on behalf of the Seller or its predecessors; or

                (4) the presence of any toxic or hazardous building materials (including but not limited to friable asbestos or similar substances) in any facilities of the Seller, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

          (c) ENVIRONMENTAL PERMITS. The Seller has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by the Seller of the Leased Parcels, the discharge or emission of Substances by the Seller from the Leased Parcels or the generation, treatment, storage, transportation, or disposal of any such Substances by the Seller. Such Environmental Permits, which are described on SCHEDULE 2.26, are currently effective and sufficient for the operation of the Leased Parcels and the business of the Seller as currently conducted and intended to be conducted. The Seller is in compliance with all terms and conditions of the Environmental Permits, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to the Seller.

          (d) DELIVERIES. The Seller has delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Seller pertaining to Substances or Hazardous Activities in, on, or under the Leases Parcels or concerning compliance by the Seller or any other Person for whose conduct they are or may be held responsible, with environmental statutes, rules and regulations.

     SECTION 2.27 BROKER'S OR FINDER'S FEES. Except as set forth on SCHEDULE 2.27, no agent, broker, person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker's or finder's fees from of the Seller or from any person controlling, controlled by or under common control with the Seller in connection with any of the transactions contemplated herein.

     SECTION 2.28  YEAR-2000 COMPLIANCE.

     (a) SCHEDULE 2.28 contains a true and complete list of all Systems (as hereinafter defined), and each System is Year-2000 Compliant (as hereinafter defined) to the extent indicated on SCHEDULE 2.28.

     (b) As used throughout this Agreement, the following definitions shall have the following meanings:

          (1) "External Systems" shall mean all services which are provided to Seller by third parties and which are dependent on information technology, including, but not limited to, any external payroll, accounting, or tax filing services or any checking, savings, or other financial services.

          (2) "Internal Systems" shall mean all technology products and systems generally operated or controlled in-house by Seller, or its employees, agents, or independent contractors including, but not limited to, computers, computer networks, telephone systems, voicemail systems, intercom systems, pager systems, and software applications.

          (3) "Licensed Systems" shall mean all products and systems developed by or for Seller which are licensed, sold, distributed, or otherwise transferred by Seller to third parties.

          (4) "System" or "Systems" shall mean any, all, or any combination of any Internal System, External System, or Licensed System.

          (5) "Year-2000 Compliant" shall mean, with respect to each System, that such System is designed to be used before, during, and after the calendar year 2000 A.D. and will accurately accept date input and process, store, and output date data and date-related data, including, without limitation, calculating, comparing, sorting, and sequencing such data and calculating leap years before, during, and after the calendar year 2000 A.D. without any manual intervention.

     SECTION 2.29  INVENTORY.  The Seller has no inventory.

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

     SECTION 2.30 ACCOUNTS RECEIVABLE. The accounts receivable and other debts due or recorded in the respective records and books of account of the Seller as being due to the Seller as of the Effective Time, all of which are set forth on
SCHEDULE 2.30 (the "Accounts Receivable"), arose in the ordinary course of business of the Seller, are not subject to any counterclaim or set-off and are fully collectible within 120 days after the Effective Date without resort to litigation and without offset or counterclaim.

     SECTION 2.31 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by the Seller herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Seller which materially and adversely affects the business, prospects or financial condition of the Seller or its properties or assets, which has not been set forth in the Documents.


              ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller as follows:

     SECTION 3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Business pursuant to this Agreement and perform its obligations under this Agreement.

     SECTION 3.2 CORPORATE POWER AND AUTHORITY. The Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents. The execution, delivery and performance of the Documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Buyer. The Documents to be executed and delivered by the Buyer have been duly executed and delivered by, and constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms.

     SECTION 3.3 VALIDITY, ETC. Neither the execution and delivery by the Buyer of this Agreement and the other Documents, the consummation by the Buyer of the transactions contemplated hereby or thereby, nor the performance by the Buyer of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

     SECTION 3.4 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees from the Buyer, or from any person controlling, controlled by or under common control with the Buyer, in connection with any of the transactions contemplated herein.

     SECTION 3.5 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by the Buyer herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Buyer which may have a material adverse effect on the Buyer's ability to pay its obligations under this Agreement, which has not been set forth in the Documents.


                        ARTICLE IV.  COVENANTS AND AGREEMENTS

     SECTION 4.1 BEST EFFORTS. The Seller and the Buyer shall each use its best efforts to procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the transactions contemplated by this Agreement and the Buyer's ownership and operation of the Seller's Business after the Closing Date. Prior to the Closing Date, the Seller will use its best efforts to preserve its relationships with its employees, customers and others having business relationships with the Seller.

     SECTION 4.2 TAX RETURNS. The Seller shall prepare and timely file, at its sole expense, all of its required tax returns for all periods ending on or prior to the Effective Date. The Seller shall be responsible for the payment of, and will indemnify, defend and hold the Buyer harmless against all taxes due or assessed which relate to the operations of the Business for all periods ending on or prior to the Effective Date.

     SECTION 4.3 PRESERVATION OF BUSINESS. The Seller shall use its best efforts to preserve the possession and control of all of its Transferred Assets and Business, to preserve the goodwill of its customers and others with whom it has business relations, and to do nothing to impair the ability to keep and preserve its Business as it exists on the date of this Agreement.

     SECTION 4.4 PAYMENT OF LIABILITIES. Except for the Assumed Liabilities, the Seller shall pay and satisfy in full all of its other obligations and liabilities, of any nature whatsoever, which accrue prior or subsequent to the Effective Date.

     SECTION 4.5 EMPLOYEES AND CONSULTANTS. The Buyer and the Seller have determined in good faith that the closing of the transactions contemplated by this Agreement will not result in an "employment loss" within the meaning of the Workers Adjustment Retraining and Notification act, 29 U.S.C. Section 2101 ET SEQ (the "Warn Act"). The Seller has made all of its employees and consultants available to be hired by the Buyer. Notwithstanding the foregoing and except as otherwise set forth in this Agreement, the Buyer shall be under no obligation to hire any such employees and consultants. The Buyer and the Seller understand and acknowledge that each is an employer subject to the Warn Act. The Seller shall be responsible for any Warn Act violations based on or arising from acts, events or omissions prior to the Closing, and the Buyer shall be responsible for any Warn Act violations based on or arising from acts, events or omissions after the Closing. At the Closing, the Seller shall provide to the Buyer a list of all employees or former employees terminated by the Seller during the ninety
(90) day period prior to the Closing. The Buyer represents and warrants that during the first ninety (90) days after the Closing it will not terminate any employee or employees whose termination would, in the aggregate with terminations by the Seller during the ninety (90) day period prior to the Closing, result in a violation of the Warn Act. Nothing herein shall be deemed either to affect or to limit in any way the management prerogatives of the Buyer with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature.

     SECTION 4.6  SPECIAL PROVISIONS REGARDING EMPLOYEES OF THE SELLER.

          (a) NEW EMPLOYEES OF THE BUYER. It is the intention of the Buyer, and the Seller hereby acknowledges and agrees with such position, that any employees of the Seller that the Buyer hires will be new employees of the Buyer as of the Effective Date or the date of hire, whichever is later. Such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and the Buyer or as are otherwise provided by the Buyer, in its sole discretion.

          (b) HIRING OF EMPLOYEES. The Buyer will use its reasonable efforts to hire the existing employees of the Seller engaged in the Business in connection with its purchase of the Transferred Assets; provided, however, that the Buyer shall be entitled to review employee records, conduct employee interviews and employee screening procedures used by the Buyer in its business, and may refuse to offer employment to any employee of the Seller if such employee fails to meet the hiring criteria of the Buyer.

          (c) NO CONTRIBUTIONS. After the Closing, the Seller shall make no contributions to any Employee Plan on behalf of any former employee or independent contractor of the Seller who is employed by the Buyer after the Closing.

          (d) COBRA ISSUES. The Buyer shall be a successor employer of Seller solely for the purposes of providing continuation coverage to the extent required under Code Section 4980B and ERISA Section 601 to individuals receiving such continuation coverage on the Effective Date and individuals qualifying (or who would otherwise qualify but for this Section 4.5) for such coverage commencing on or after the Effective Date. The Seller shall be liable for any and all liabilities, costs, expenses and fees whatsoever arising under Code Section 4980B and ERISA Section 601 before the Effective Date.

     SECTION 4.7 CONSENTS OF LANDLORDS. Within 30 days following the Closing Date, the Seller shall have obtained consents (when required by the terms of the lease) from all lessors of real property leased by the Business to the assignment of such leases to the Buyer without any amendment, modification or change in the terms of such leases.

     SECTION 4.8 AUDITED FINANCIAL STATEMENTS. The Seller shall furnish to the Buyer, as soon as practical and at Seller's expense, audited financial statements of the Seller for the three (3) fiscal years ending December 31, 1997, 1996 and 1995.


                  ARTICLE V.  CONDITIONS TO THE BUYER'S OBLIGATIONS

     The obligation of the Buyer to make deliveries to the Seller pursuant to
Section 1.2 and 1.3 hereof and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

     SECTION 5.1 CONSENTS. Except for the consents of landlords provided for in Section 4.12 above and except as set forth on SCHEDULE 5.1, all requisite governmental approvals identified on and consents of third parties identified on such schedule or otherwise identified by the Seller as required to be received to prevent any material license, permit or agreement relating to the Business from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained and all permits listed in SCHEDULE 2.13 shall have been transferred or reissued to the Buyer.

     SECTION 5.2 EMPLOYMENT AGREEMENT. Douglas E. Miles shall have executed and delivered to the Buyer, an Employment Agreement, in substantially the form attached hereto as EXHIBIT D.

     SECTION 5.3 NONCOMPETITION AGREEMENT. Douglas E. Miles shall have executed and delivered to the Buyer, a Noncompetition Agreement, in substantially the form attached hereto as EXHIBIT E.

     SECTION 5.4 OPINION OF COUNSEL TO THE SELLER. Buyer shall receive from Craig A. Sullivan, Esq., counsel to the Seller, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, and to the following effect:

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The nature of the business does not require the Seller to be licensed or qualified in any other jurisdiction;

          (b) The Seller has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents. The execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Seller. This Agreement and each of the other Documents to be executed and delivered by the Seller have been duly executed and delivered by, and constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms; and

          (c) In connection with the Seller's purchase, transfer and acceptance of the assets and certain liabilities of Nu-View Windows of St. Louis, Inc. ("NuView St. Louis"), a Missouri corporation, and Nu-View Windows of Illinois, Inc. ("NuView Illinois"), an Illinois corporation, on or about January 1997, there has been no assertion of successor liability against the Seller by any third party and the Seller is not and cannot be deemed a "successor" to NuView St. Louis or NuView Illinois under the laws of the state of Missouri.

          (d) The Employment Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of Douglas E. Miles enforceable against him in accordance with its terms;

          (e) The Noncompetition Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of Douglas
E. Miles enforceable against him in accordance with its terms;

          (f) There is no (i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of Counsel, threatened against or affecting the Seller (whether or not the Seller is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to the Seller or (iii) governmental inquiry pending or threatened against or involving the Seller, and, to the best knowledge of counsel, there is no basis for any of the foregoing. The Seller has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of the Seller. There are no outstanding orders, writs, judgments, injunctions or decrees served upon the Seller by any court, governmental agency or arbitration tribunal against the Seller. To the best knowledge of counsel, there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Seller or the transactions contemplated hereby. The Seller is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Seller pending or threatened against others;

          (g) The execution and delivery of this Agreement and the other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Seller will not (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Seller, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Seller or increase or otherwise affect the obligations of the Seller under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Seller or to the Seller's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or (iv) result in the creation of any Claim upon the Transferred Assets; and

          (h) The Bill of Sale conveys all right, title and interest in and to the Transferred Assets.

     SECTION 5.5 CHANGE OF CORPORATE NAME. The Seller shall amend its respective Articles of Incorporation to change its name to a name other than "NuView Industries." The Seller shall deliver to the Buyer at the Closing, an executed copy of such Amendment to the Articles of Incorporation, and any such other documents or consents needed to effectuate such change in name, for filing with the Office of the Missouri Secretary of State. Also, the Seller shall withdraw its assumed trade or fictitious names, which are set forth on SCHEDULE
5.5 hereto. The Seller shall deliver to the Buyer at the Closing, an executed copy of such withdrawal, and any such other documents or consents needed to effectuate such change in name, for filing with the Office of the Missouri Secretary of State.

     SECTION 5.6 CLOSING DOCUMENTS. The Seller shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

     SECTION 5.7 APPROVAL OF THE BUYER AND ITS COUNSEL. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Seller hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.


                 ARTICLE VI.  CONDITIONS TO THE SELLER'S OBLIGATIONS

     The obligation of the Seller to transfer the Transferred Assets to the Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Seller in its sole discretion:

     SECTION 6.1 EMPLOYMENT AGREEMENT. The Buyer shall have executed and delivered an Employment Agreement, in substantially the form attached hereto as EXHIBIT D.

     SECTION 6.2 OPINION OF STITES & HARBISON. The Seller shall have received from Stites & Harbison, counsel to the Buyer, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Seller, and to the following effect:

          (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to pay its obligations under this Agreement;

          (b) The Buyer has the corporate power and authority to execute, deliver and perform the Agreement and the other Documents. The execution, delivery and performance of the Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly executed and delivered by the Buyer and constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms; and

          (c) The execution and delivery of the Agreement and the other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Buyer will not (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

     SECTION 6.3 CLOSING DOCUMENTS. The Buyer shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

     SECTION 6.4 APPROVAL OF THE SELLER AND ITS COUNSEL. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Seller and its counsel.

               ARTICLE VII.  THE CLOSING AND CERTAIN CLOSING DELIVERIES

     SECTION 7.1 TIME AND PLACE OF CLOSING. Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Craig A. Sullivan, Esq., 12444 Powerscourt Dr., Suite 250, St. Louis, MO 63131, on the date hereof (the "Closing Date"). The transactions contemplated by this Agreement shall be effective as of the close of business (the "Effective Time") on the date hereof (the "Effective Date").

     SECTION 7.2 DELIVERIES BY THE SELLER. At the Closing, the Seller will deliver or cause to be delivered to the Buyer the following:

          (a) All required consents of third parties to the sale conveyance, transfer, assignment and delivery of the Transferred Assets and Business of the Seller hereunder;

          (b) A certificate of the Secretary of the Seller certifying as of the Closing Date, (i) a true, correct, and complete copy of the Certificate of Incorporation of the Seller and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of the by-laws of the Seller and all amendments thereto as in effect on the Closing Date; (iii) a true, correct, and complete copy of the resolutions approved and adopted by the Seller's Board of Directors and Shareholders authorizing and approving the execution, performance and delivery of this Agreement and the transactions contemplated by this Agreement; (iv) Good Standing Certificate from the Missouri Secretary of State and all other jurisdictions where the Seller is qualified to do business; and (v) the incumbency of the duly authorized officers of the Seller.

          (c) The affidavit of the Seller certifying as to its non-foreign status in accordance with Section 1445(b)(2) of the Code;

          (d)   The Bill of Sale required by Section 1.1(c);

          (e)   The Assignment and Assumption Agreement required by
Section 1.1(c);

          (f)   The Sublease Agreement required by Section 1.1(c);

          (g)   The Employment Agreement required by Section 5.2;

          (h)   The Noncompetition Agreement required by Section 5.3;

          (i) The opinion of the Seller's counsel required by Section 5.4 above;

          (j) Duly executed Amendment to the Articles of Incorporation of the Seller and withdrawal of assumed trade names as required by Section 5.5 above;

          (k) Upon joint written request by the Seller and the Buyer, a statement from the Missouri director of revenue showing that no employment security, withholding, sales and use, income and franchise taxes, interest, addition to tax or penalties are due;

          (l) A Certificate of Discharge of the personal property of the Seller signed by the Internal Revenue Service; and

          (m) All other documents, instruments and writings required to be delivered by the Seller at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

     SECTION 7.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer will deliver the following to or for the account of the Seller or certain of its employees, as the case may be:

          (a)   The payment required by Section 1.2(a) above;

          (b)   The Assignment and Assumption Agreement required by
Section 1.3;

          (c)   The Sublease Agreement required by Section 1.3;

          (d)   The Employment Agreement required by Section 6.1 above;

          (e) The Opinion of the Buyer's counsel required by Section 6.2 above;

          (f) A certificate of an officer of the Buyer certifying as of the Closing Date (i) a true, correct, and complete copy of the Articles of Incorporation of the Buyer and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of the bylaws of the Buyer and all amendments thereto as in effect on the Closing Date; (iii) a true, correct, and complete copy of the resolutions approved and adopted by the Board of Directors of the Buyer authorizing the transactions contemplated herein; and
(iv) Good Standing Certificate from the Delaware Secretary of State; and

          (g) All other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.


                       ARTICLE VIII.  [INTENTIONALLY OMITTED]


                             ARTICLE IX.  INDEMNIFICATION

     SECTION 9.1 SURVIVAL. All representations and warranties in this Agreement and the other Documents shall survive the Closing of the purchase of the Transferred Assets contemplated hereby and any investigation at any time made by or on behalf of any party for a period of three years and all such representations and warranties shall expire on the third anniversary of the Closing Date, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2003 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section 2.24 or Section 2.26, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. The representations and warranties shall not be affected or otherwise diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

     SECTION 9.2 INDEMNIFICATION BY THE SELLER. Subject to the terms herein, the Seller and Miles, jointly and severally, shall indemnify, defend, and hold the Buyer and the respective officers, directors, and employees of the Buyer, and their successors and assigns (the "Seller's Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys' fees, whether known or unknown (the "Damages"), arising out of or in any manner incident, relating or attributable to:

          (a) Any inaccuracy in any representation or breach of any warranty of the Seller contained in this Agreement; or

          (b) Any failure by the Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement; or

          (c) Reliance by the Buyer on any books or records of the Seller or written information furnished to the Buyer pursuant to this Agreement by or on behalf of the Seller in the event that such books and records or written information are false or materially inaccurate; or

          (d) Damages relating to, or arising out of, the operation of the Business prior to the Closing Date or facts and circumstances relating specifically to the Business, the Leased Parcels, or the Seller existing at or prior to the Closing Date, including but not limited to matters set forth on SCHEDULE 2.25, whether or not such liabilities, obligations or claims were known on such date, excluding only the Assumed Liabilities; or

          (e) Damages relating to, or arising out of, the Seller's purchase, transfer and acceptance of assets and liabilities from NuView St. Louis and

                NuView Illinois, or facts and circumstances relating to such acquired assets and liabilities, including, but not limited to Damages pursuant to Section 288.110 R.S.Mo.; or

          (f) Damages relating to, or arising out of any pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements pursuant to which NuView St. Louis, NuView Illinois or any of the ERISA Affiliates of either provided (directly or indirectly, individually or jointly through others) benefits or compensation to or on behalf of employees or independent contractors or former employees or former independent contractors of NuView St. Louis or NuView Illinois or any of the ERISA Affiliates of either, whether formal or informal, whether or not written, including, but not limited to the NuView Employees Savings Plan maintained by NuView St. Louis and NuView Illinois.

     Provided, however, the Seller's Indemnitees shall not be entitled to indemnification or offset hereunder until Damages in total exceed $10,000 and then only to the extent of aggregate Damages in excess of $10,000; provided further, however, this limitation or "basket" shall not apply to any Damages arising in connection with the representations and warranties with respect to taxes and successor liability as set forth in Sections 2.24, 2.25, 9.2(e) or 9.2(f) hereof, respectively.

     SECTION 9.3 NOTICE TO THE SELLER, ETC. If any of the matters as to which the Seller's Indemnitees are entitled to receive indemnification under Section
9.2 should entail litigation with or claims asserted by parties other than the Seller, the Seller shall be given prompt notice thereof and shall have the right, at his expense, to control such claim or litigation upon prompt notice to the Buyer of his election to do so. To the extent requested by the Seller, the Buyer, at its expense, shall cooperate with and assist the Seller, in connection with such claim or litigation. The Buyer shall have the right to appoint, at its expense, single counsel to consult with and remain advised by the Seller in connection with such claim or litigation. The Seller shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED, HOWEVER, that the Seller shall not settle any third party claim without the consent of the Buyer, which shall not be unreasonably denied or delayed.

     SECTION 9.4 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify, defend, and hold the Seller and its successors and assigns (the "Buyer's Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys' fees (the "Damages"), arising out of or in any manner incident, relating or attributable to:

          (a) Any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement;

          (b) Any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under any of the Documents;

          (c) Reliance by the Seller on any books or records of the Buyer or reliance by the Seller on any written information furnished to the Seller pursuant to this Agreement by or on behalf of the Buyer in the event that such books and records or written information are false or inaccurate;

          (d) The failure of the Buyer to pay or perform the Assumed Liabilities, Contracts and Leases subsequent to the Closing Date; or

          (e) Liabilities or obligations of, or claims against, the Seller (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business subsequent to the Closing Date.

     Provided, however, the Buyer's Indemnitees shall not be entitled to indemnification hereunder until Damages in total exceed $10,000 and then only to the extent of aggregate damages in excess of $10,000.

     SECTION 9.5 NOTICE TO THE BUYER, ETC. If any of the matters as to which the Buyer's Indemnitees are entitled to receive indemnification under Section
9.4 should entail litigation with or claims asserted by parties other than the Buyer, the Buyer shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to the Seller of its election to do so. To the extent requested by the Buyer, the Seller, at his expense, shall cooperate with and assist the Buyer, in connection with such claim or litigation. The Seller shall have the right to appoint, at its expense, single counsel to consult with and remain advised by the Buyer in connection with such claim or litigation. The Buyer shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED, HOWEVER, that the Buyer shall not settle any third party claim without the consent of the Seller, which shall not be unreasonably denied or delayed.

     SECTION 9.6 SURVIVAL OF INDEMNIFICATION. The obligations to indemnify and hold harmless pursuant to this Article IX shall survive the Closing of the purchase of the Transferred Assets contemplated hereby for a period of three years, notwithstanding any investigation at any time made by or on behalf of any party, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1,

2003 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section 2.24 or Section 2.26, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. As used in this Article IX, the term "Year-2000 Indemnification Obligations" shall mean Seller's obligation to indemnify, defend, and hold the Seller's Indemnitees harmless from, against and with respect to any Damages arising out of or in any manner incident, relating or attributable to (i) any claim or allegation that any Licensed System is not Year-2000 Compliant and (ii) any claim arising from a breach of Section 2.28.

     SECTION 9.7 OFFSET. The Seller acknowledges and agrees that the Buyer shall be entitled to offset any indemnity claim under Section 9.2 against any payment due to the Seller under Section 1.2(b) hereof at the Buyer's sole option. Neither the exercise of nor the failure to give a notice of a Claim shall constitute an election of remedies nor limit Indemnitee in any manner in the enforcement of any other remedies that may be available to it.


                              ARTICLE X.  MISCELLANEOUS

     SECTION 10.1 KNOWLEDGE OF THE SELLER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Seller, the Seller confirms that it has made due and diligent inquiry of its President as to the matters that are the subject of such representation and warranty.

     SECTION 10.2 KNOWLEDGE OF THE BUYER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best of knowledge of the Buyer, the Buyer confirms that it has made due and diligent inquiry of its President as to the matters that are the subject of such representations and warranties.

     SECTION 10.3 "PERSON" DEFINED. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

     SECTION 10.4 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Buyer:

          ThermoView Industries, Inc.
          1101 Herr Lane
          Louisville, Kentucky 40222
          Attn:  Stephen A. Hoffmann,
                  President
          Fax No: (502) 425-5603

     With a copy to:

          Stites & Harbison
          400 W. Market Street, Suite 1800
          Louisville, Kentucky  40202
          Attn:  Cynthia L. Coffee, Esq.
          Fax No: (502) 587-6391

     If to the Seller:

          Douglas E. Miles
          1917 Beltway Drive
          St. Louis, Missouri 63114
          Fax No: (314) 423-5112

     With a copy to:

          Craig A. Sullivan, Esq.
          12444 Powerscourt Drive, Suite 250
          St. Louis, Missouri  63131
          Fax No: (314) 965-3568

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties.

     SECTION 10.5 ENTIRE AGREEMENT. This Agreement and the other Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the other Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     SECTION 10.6 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     SECTION 10.7 ASSIGNMENT/BINDING EFFECT. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties, provided, however, that the Buyer may assign its rights to acquire the Transferred Assets and its obligations to assume the Assumed Liabilities to Subsidiary. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     SECTION 10.8 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     SECTION 10.9 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Missouri without giving effect to the conflict of law principles thereof.

     SECTION 10.10 ARBITRATION. Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. The Seller and the Buyer shall each choose an arbitrator and the third shall be chosen by the two so chosen. If either the Seller or the Buyer fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either the Seller or the Buyer making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in St. Louis, Missouri. All arbitration proceedings shall be held in St. Louis, Missouri. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

     SECTION 10.11 SEVERABILITY. In the event that any arbitral tribunal of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitral tribunal determines it enforceable, and as so limited shall remain in full force and effect. In the event that such arbitral tribunal shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     SECTION 10.12 INTERPRETATION. The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     SECTION 10.13 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     SECTION 10.14 RELIANCE. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained herein.

     SECTION 10.15 EXPENSES. Each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     SECTION 10.16 GENDER. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

     SECTION 10.17 PUBLICITY. Except by the mutual agreement between the Seller and the Buyer, no party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement except as may be required by law.

     SECTION 10.18 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

     IN WITNESS WHEREOF, the Buyer and the Seller have each caused its duly authorized officer to execute this Agreement and Miles has executed this Agreement as of the day and year first above written.


                      Buyer:       THERMOVIEW INDUSTRIES, INC.


                              By:  /s/ Stephen A. Hoffmann
                                   -----------------------------------------
                                   Stephen A. Hoffmann, President


                       Seller:     NUVIEW INDUSTRIES, INC.


                              By:  /s/ Douglas E. Miles
                                   -----------------------------------------
                                   Douglas E. Miles, President


                      /s/ Douglas E. Miles
                      ------------------------------------------------------
                      DOUGLAS E. MILES, individually

                                       33